UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : October 12, 2005

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition

On October 12, 2005, Richardson Electronics, Ltd. issued a press release reporting results for its fiscal first quarter ended September 3, 2005. A copy of the press release is furnished below:

Richardson Reports Record Quarter Sales of $158.1 Million for First Quarter, up 14.2% from the Prior Year

LaFox, IL, Wednesday, October 12, 2005: Richardson Electronics, Ltd. (NASDAQ: RELL) today reported results for its fiscal first quarter ended September 3, 2005. Sales in the quarter were $158.1 million, the highest quarter sales level in the Company’s history, with an increase of 14.2% from the first quarter of fiscal 2005. Income before income taxes increased to $3.8 million in the first quarter of fiscal 2006 from $1.1 million in the same quarter last year. Net income was $1.6 million in the quarter, or $0.09 per diluted share, as compared with $0.8 million, or $0.05 per diluted share, in the same quarter last fiscal year. The first quarter of fiscal 2006 included a non-cash income tax provision of $0.3 million, or $0.02 per diluted share, for income tax exposures related to prior years. In addition, the first quarter of fiscal 2006 contained 14 weeks as compared with 13 weeks in the first quarter of fiscal 2005.

As previously announced, the Company acquired A.C.T. Kern GmbH & Co. KG (“Kern”), a leading display technology company in Europe, effective June 1, 2005. Kern’s net sales of $3.4 million for the first quarter of fiscal 2006 were included in the Company’s Display Systems Group sales.

Sales Highlights – First Quarter Fiscal 2006 as Compared with First Quarter Fiscal 2005

For the thirteenth consecutive quarter, the Company recorded year-over-year sales growth as all four strategic business units and all four geographic areas increased sales in the first quarter versus last year. The Display Systems Group led the sales growth, increasing sales 44.0% with continued strong demand for custom displays and medical monitors. Sales for RF & Wireless Communications Group grew 12.5% with year-over-year increases in network access and infrastructure products, offset somewhat by lower sales of passive/interconnect products. Industrial Power Group sales increased 9.7% in the first quarter of fiscal 2006 as tube and power component sales contributed to the growth. Sales for Security Systems Division were up 4.4% led by higher sales in Canada and private label products.

On a geographic basis, sales in Asia/Pacific increased 29.2% in the first quarter of fiscal 2006 versus last fiscal year with continued strong demand for wireless products. Sales in Latin America improved 23.3% mainly driven by higher sales of industrial power products. Sales in Europe were up 11.2% including the Kern acquisition. Sales in North America grew 10.5% as a result of higher demand for display systems in the U.S. and security systems in Canada.

“Record sales in the first quarter and continued year-over-year growth in revenue are positive signs that demand for our products and engineered solutions continue to expand worldwide,” said Edward J. Richardson, Chairman of the Board and Chief Executive Officer. “We are committed to continuing to refine our organization, focusing on improving efficiencies and reducing costs with the goal of returning the Company to record levels of profitability.”

On Thursday, October 13, 2005 at 9:00 a.m. CDT, Mr. Edward J. Richardson, Chairman and Chief Executive Officer will host a conference call to discuss the release. A question and answer session will be included as part of the call’s agenda. To listen to the call, please dial 800-553-0358 approximately five minutes prior to the start of the call. A replay of the call will be available from 12:30 p.m. on October 13, 2005 through December 3, 2005. The telephone numbers for the replay are (USA) 800-475-6701 and (International) 320-365-3844; access code 799480.

This release includes certain “forward-looking” statements as defined by the SEC. Statements in this press release regarding the Company’s business which are not historical facts represent “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s annual report on Form 10-K. The Company assumes no responsibility to update the forward-looking statements in this release as a result of new information, future events, or otherwise.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

Richardson Electronics, Ltd.

Condensed Consolidated Statements of Operations

(Unaudited) (in thousands, except per share amounts)

	Three Months Ended
	September 3, 2005	August 28, 2004
Net sales	$158,145	$138,447
Cost of sales	119,329	104,918

Gross margin	38,816	33,529

Selling, general and administrative expenses	33,067	29,216
Gain on disposal of assets	(140)	(10)

Operating income	5,889	4,323

Other (income) expense:
Interest expense	2,321	2,257
Investment income	(108)	—
Foreign exchange (gain) loss	(137)	901
Other, net	44	37

Total other expense	2,120	3,195

Income before income taxes	3,769	1,128
Income tax provision	2,207	321

Net income	$1,562	$807

Net income per share - basic:
Net income per share	$0.09	$0.05

Average shares outstanding	17,384	15,872

Net income per share - diluted:
Net income per share	$0.09	$0.05

Average shares outstanding	17,488	16,124

Dividends per common share	$0.04	$0.04

Certain amounts in fiscal 2005 were reclassified to conform with the fiscal 2006 presentation.

Richardson Electronics, Ltd.

Sales and Gross Margin

For the First Quarter Ended September 3, 2005

(In thousands, unaudited)

By Business Unit:

	Sales			Gross Margin
	FY 2006	FY 2005	% Change	FY 2006	GM% of Sales	FY 2005	GM% of Sales
First Quarter
RF and Wireless Communications	$72,473	$64,427	12.5%	$16,308	22.5%	$14,670	22.8%
Industrial Power Group	32,522	29,647	9.7%	9,904	30.5%	9,107	30.7%
Security Systems Division	26,904	25,761	4.4%	7,014	26.1%	6,498	25.2%
Display Systems Group	24,450	16,980	44.0%	6,015	24.6%	4,133	24.3%
Corporate	1,796	1,632		(425)		(879)

Total	$158,145	$138,447	14.2%	$38,816	24.5%	$33,529	24.2%

By Geographic Area:

	Sales			Gross Margin
	FY 2006	FY 2005	% Change	FY 2006	GM% of Sales	FY 2005	GM% of Sales
First Quarter
North America	$82,121	$74,340	10.5%	$21,489	26.2%	$18,969	25.5%
Europe	32,806	29,502	11.2%	9,610	29.3%	8,427	28.6%
Asia/Pacific	37,200	28,789	29.2%	9,138	24.6%	6,716	23.3%
Latin America	6,000	4,865	23.3%	1,522	25.4%	1,294	26.6%
Corporate	18	951		(2,943)		(1,877)

Total	$158,145	$138,447	14.2%	$38,816	24.5%	$33,529	24.2%

Note:	Certain amounts in fiscal 2005 were reclassified to conform with the fiscal 2006 presentation.

Europe includes sales and gross margins to Middle East and Africa.

Latin America includes sales and gross margins to Mexico.

Corporate consists of freight and other non-business unit and non-area specific sales and gross margins.

Richardson Electronics, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	Unaudited September 3, 2005	May 28, 2005
Assets
Current assets:
Cash and cash equivalents	$20,285	$24,530
Receivables, less allowance of $1,924 and $1,934	104,121	106,928
Inventories	112,936	102,272
Prepaid expenses	5,188	3,293
Deferred income taxes	6,644	6,644

Total current assets	249,174	243,667

Other assets:
Property, plant and equipment, net	31,597	31,821
Goodwill	12,861	6,149
Other intangible assets, net	1,375	1,018
Non-current deferred income taxes	411	428
Assets held for sale	160	—
Other assets	4,483	4,735

Total other assets	50,887	44,151

Total assets	$300,061	$287,818

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$45,962	$39,305
Accrued liabilities	23,738	22,731
Current portion of long-term debt	23,451	22,305

Total current liabilities	93,151	84,341

Non-current liabilities:
Long-term debt, less current portion	99,046	98,028
Non-current liabilities	975	1,401

Total non-current liabilities	100,021	99,429

Total liabilities	193,172	183,770

Stockholders’ equity:
Common stock, $.05 par value; issued 15,608 shares at September 3, 2005 and 15,597 shares at May 28, 2005	780	780
Class B common stock, convertible, $.05 par value; issued 3,120 shares at September 3, 2005 and May 28, 2005	156	156
Preferred stock, $1.00 par value, no shares issued	—	—
Additional paid-in capital	120,978	121,591
Common stock in treasury, at cost; 1,329 shares at September 3, 2005 and 1,332 shares at May 28, 2005	(7,876)	(7,894)
Accumulated deficit	(8,380)	(9,942)
Accumulated other comprehensive income (loss)	1,231	(643)

Total stockholders’ equity	106,889	104,048

Total liabilities and stockholders’ equity	$300,061	$287,818

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: October 14, 2005	By:	/s/ David J. DeNeve
	Name:	David J. DeNeve
	Title:	Senior Vice President and
Chief Financial Officer